WPS RESOURCES CORPORATION AND SUBSIDIARIES                         EXHIBIT A-1
CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 2000                     Page 1
(Thousands)
ASSETS	WPSC	WPSR	WPSRCC	UPPCO

Utility Plant
Electric	$1,698,843	$ -	$ -	$194,515
Gas	302,942	-	-	-
Property under capital lease	74,130	-	-	-
Total	2,075,915	-	-	194,515
Less - Accumulated depreciation and decommissioning	1,268,949	-	-	96,418
Total	806,966	-	-	98,097
Nuclear decommissioning trusts	207,224	-	-	-
Construction in progress	64,593	-	-	5,404
Nuclear fuel, less accumulated amortization	16,040	-	-	-
Net Utility Plant	1,094,823	-	-	103,501

Current Assets
Cash and equivalents	4,375	3,010	4,672	732
Customer and other receivables, net of reserves	92,058	4,130	223,637	6,543
Accrued utility revenues	56,826	-	-	3,323
Fossil fuel, at average cost	11,223	-	6,558	341
Gas in storage	21,682	-	44,293	-
Materials and supplies, at average cost	22,241	-	7,119	2,013
Assets from risk management activities	-	-	642,481	-
Prepayments and other	23,020	-	25,249	4,257
Total Current Assets	231,425	7,140	954,009	17,209

Regulatory Assets	72,367	-	-	2,212
Net Nonutility and Nonregulated Plant	1,168	822	142,138	3,192
Pension Assets	62,992	-	-	-
Investments and Other Assets	40,471	798,977	62,046	471
Total	$1,503,246	$806,939	$1,158,193	$126,585

CAPITALIZATION AND LIABILITIES

Capitalization
Common stock equity	$ 338,465	$199,302	$113,223	$ 30,316
Retained earnings	229,292	354,756	(4,640)	10,265
Shares in deferred compensation trust	-	(11,281)	-	-
Preferred stock of subsidiary	51,188	(20)	-	-
Company-obligated mandatorily redeemable trust preferred securities of subsidiary trust holding solely WPSR 7.00% subordinated debentures	-	-	-	-
Capital lease obligation	72,955	-	-	-
Long-term debt	297,070	200,978	115,099	42,900
Total Capitalization	988,970	743,735	223,682	83,481

Current Liabilities
Current portion of long-term debt and capital lease obligation	630	-	6,985	600
Notes payable	10,000	-	28,312	6,000
Commercial paper	60,000	59,557	-	-
Accounts payable	96,728	1,471	237,330	7,475
Accrued taxes	5,647	15	677	4,781
Accrued interest	6,742	1,750	607	728
Liabilities from risk management activities	-	-	659,468	-
Other	14,776	2,341	11,657	1,144
Total Current Liabilities	194,523	65,134	945,036	20,728

Long-Term Liabilities and Deferred Credits
Accumulated deferred income taxes	109,024	(1,930)	(10,525)	3,955
Accumulated deferred investment tax credits	21,946	-	-	2,017
Regulatory liabilities	42,729	-	-	7,912
Postretirement health care liability	47,267	-	-	-
Environmental remediation liabilities	37,367	-	-	1,500
Other long-term liabilities	61,420	-	-	6,992
Total Long-Term Liabilities and Deferred Credits	319,753	(1,930)	(10,525)	22,376

Total	$1,503,246	$806,939	$1,158,193	$126,585

WPS RESOURCES CORPORATION AND SUBSIDIARIES                         EXHIBIT A-1
CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 2000                     Page 2
(Thousands)
ASSETS	UPBDC	PENVEST	WPSN	CAP TRST I

Utility Plant
Electric	$ -	$ -	$ -	$ -
Gas	-	-	-	-
Property under capital lease	-	-	-	-
Total	-	-	-	-
Less - Accumulated depreciation and decommissioning	-	-	-	-
Total	-	-	-	-
Nuclear decommissioning trusts	-	-	-	-
Construction in progress	-	-	-	-
Nuclear fuel, less accumulated amortization	-	-	-	-
Net Utility Plant	-	-	-	-

Current Assets
Cash and equivalents	-	-	-	-
Customer and other receivables, net of reserves	487	30	5	-
Accrued utility revenues	-	-	-	-
Fossil fuel, at average cost	-	-	-	-
Gas in storage	-	-	-	-
Materials and supplies, at average cost	-	-	-	-
Assets from risk management activities	-	-	-	-
Prepayments and other	-	-	-	-
Total Current Assets	487	30	5	-

Regulatory Assets	-	-	-	-
Net Nonutility and Nonregulated Plant	4,577	577	-	-
Pension Assets	-	-	-	-
Investments and Other Assets	101	176	1,713	51,500
Total	$5,165	$783	$1,718	$51,500

CAPITALIZATION AND LIABILITIES

Capitalization
Common stock equity	$ 2	$810	$2,304	$ 1,500
Retained earnings	896	(2)	(368)	-
Shares in deferred compensation trust	-	-	-	-
Preferred stock of subsidiary	-	-	-	-
Company-obligated mandatorily redeemable trust preferred securities of subsidiary trust holding solely WPSR 7.00% subordinated debentures	-	-	-	50,000
Capital lease obligation	-	-	-	-
Long-term debt	3,446	-	-	-
Total Capitalization	4,344	808	1,936	51,500

Current Liabilities
Current portion of long-term debt and capital lease obligation	96	-	-	-
Notes payable	-	-	-	-
Commercial paper	-	-	-	-
Accounts payable	344	45	-	-
Accrued taxes	97	-	-	-
Accrued interest	55	-	-	-
Liabilities from risk management activities	-	-	-	-
Other	-	-	-	-
Total Current Liabilities	592	45	-	-

Long-Term Liabilities and Deferred Credits
Accumulated deferred income taxes	229	(70)	(218)	-
Accumulated deferred investment tax credits	-	-	-	-
Regulatory liabilities	-	-	-	-
Postretirement health care liability	-	-	-	-
Environmental remediation liabilities	-	-	-	-
Other long-term liabilities	-	-	-	-
Total Long-Term Liabilities and Deferred Credits	229	(70)	(218)	-

Total	$5,165	$783	$1,718	$51,500

WPS RESOURCES CORPORATION AND SUBSIDIARIES                         EXHIBIT A-1
CONSOLIDATING BALANCE SHEET AS OF DECEMBER 31, 2000                     Page 3
(Thousands)

ASSETS		Eliminations		Consolidated Balance Sheet
	VISIONS	Debit	Credit

Utility Plant
Electric	$ -	$ -	$ -	$1,893,358
Gas	-	-	-	302,942
Property under capital lease	-	-	-	74,130
Total	-	-	-	2,270,430
Less - Accumulated depreciation and decommissioning	-	-	-	1,365,367
Total	-	-	-	905,063
Nuclear decommissioning trusts	-	-	-	207,224
Construction in progress	-	-	-	69,997
Nuclear fuel, less accumulated amortization	-	-	-	16,040
Net Utility Plant	-	-	-	1,198,324

Current Assets
Cash and equivalents	-	-	-	12,789
Customer and other receivables, net of reserves	-	-	9,082	317,808
Accrued utility revenues	-	-	-	60,149
Fossil fuel, at average cost	-	-	-	18,122
Gas in storage	-	-	-	65,975
Materials and supplies, at average cost	-	-	-	31,373
Assets from risk management activities	-	-	-	642,481
Prepayments and other	-	-	52	52,474
Total Current Assets	-	-	9,134	1,201,171

Regulatory Assets	-	-	-	74,579
Net Nonutility and Nonregulated Plant	-	-	-	152,474
Pension Assets	-	-	-	62,992
Investments and Other Assets	-	-	828,853	126,602
Total	$ -	$ -	$837,987	$2,816,142

CAPITALIZATION AND LIABILITIES

Capitalization
Common stock equity	$24	$486,644	$ -	$ 199,302
Retained earnings	(22)	235,421	-	354,756
Shares in deferred compensation trust	-	-	-	(11,281)
Preferred stock of subsidiary	-	-	-	51,168
Company-obligated mandatorily redeemable trust preferred securities of subsidiary trust holding solely WPSR 7.00% subordinated debentures	-	-	-	50,000
Capital lease obligation	-	-	-	72,955
Long-term debt	-	72,476	-	587,017
Total Capitalization	2	794,541	-	1,303,917

Current Liabilities
Current portion of long-term debt and capital lease obligation	-	-	-	8,311
Notes payable	-	34,312	-	10,000
Commercial paper	-	-	-	119,557
Accounts payable	-	9,082	-	334,311
Accrued taxes	-	-	-	11,217
Accrued interest	-	-	-	9,882
Liabilities from risk management activities	-	-	-	659,468
Other	-	52	-	29,866
Total Current Liabilities	-	43,446	-	1,182,612

Long-Term Liabilities and Deferred Credits
Accumulated deferred income taxes	(2)	-	-	100,463
Accumulated deferred investment tax credits	-	-	-	23,963
Regulatory liabilities	-	-	-	50,641
Postretirement health care liability	-	-	-	47,267
Environmental remediation liabilities	-	-	-	38,867
Other long-term liabilities	-	-	-	68,412
Total Long-Term Liabilities and Deferred Credits	(2)	-	-	329,613

Total	$ -	$837,987	$ -	$2,816,142

WPSC - Wisconsin Public Service Corporation
WPSR - WPS Resources Corporation
WPSRCC - WPS Resources Capital Corporation
UPPCO - Upper Peninsula Power Company
UPBDC - Upper Peninsula Building Development Company
PENVEST - Penvest, Inc.
WPSN - WPS Nuclear Corporation
CAP TRST I - WPSR Capital Trust I
VISIONS - WPS Visions, Inc.